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                                                        EXHIBIT 23(c)
                                                            Asset II




                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm under the heading "Legal Matters" included in the initial Registration Statement on Form S-1 for fixed options available under certain flexible payment deferred combination fixed and variable annuity contracts issued by Sage Life Assurance of America, Inc.
In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                              SUTHERLAND ASBILL & BRENNAN LLP



                                              By:   /s/ Stephen E. Roth
                                                    --------------------------
                                                    Stephen E. Roth, Esq.


Washington, D.C.
September 1, 2000